Exhibit 10.3

COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENTS

THIS COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENTS (“Assignment”), dated as of May 5, 2004, is by WISE ALLOYS LLC, a Delaware limited liability company (“Assignor”), with its chief executive office at 857 Elkridge Landing Road, Suite 600, Linthicum, Maryland 21090, in favor of The Bank of New York, a New York banking corporation, in its capacity as trustee (the “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of the date hereof by and among Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”), the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below (in such capacity, “Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor acquired certain of the assets of Reynolds Metals Company, a Delaware corporation (“Reynolds”), Southern Reclamation Company, Inc., an Alabama corporation (“Southern”), and Reynolds Aluminum Partners, a Virginia general partnership (“RAP” and together with Reynolds and Southern, collectively, “Seller”) as set forth in the Asset Purchase Agreement, dated as of December 30, 1998, between Seller and Assignor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Asset Purchase Agreement”, together with the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith, or related thereto, collectively, the “Acquisition Agreements”);

WHEREAS, the Company and Finance Corp. have issued 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”);

WHEREAS, the Noteholders have authorized and appointed Assignee to act for and on behalf of each of them pursuant to the Indenture; and

WHEREAS, in order to induce the Noteholders to purchase the Notes, Assignor has agreed to grant to Assignee certain collateral security as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

All terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture.

1.	GRANT OF SECURITY INTEREST AND ASSIGNMENT

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Assignor hereby assigns, pledges, transfers and sets over to Assignee, and grants to Assignee a continuing security interest in and a general lien upon, all of Assignor’s now existing or hereafter arising right, title and interest in and to each of the Acquisition Agreements and all proceeds thereunder, including, but not limited to, (a) all rights of Assignor to receive monies due to become due to it thereunder or in connection therewith; (b) all rights of Assignor to indemnification and claims for damages or other relief pursuant to or in respect of the Acquisition Agreements; (c) all rights of Assignor to perform and exercise all remedies thereunder and to require performance by the other parties to the Acquisition Agreements of their obligations thereunder; and (d) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing (all of the foregoing being collectively referred to herein as the “Collateral”).

2.	OBLIGATIONS SECURED

The assignment, security interest and lien granted to Assignee pursuant to this Assignment shall secure the prompt performance, observance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Assignor to Assignee, the Noteholders and/or their respective affiliates, including principal, interest, charges, fees, premiums, indemnities, and expenses, however evidenced, whether as principal, surety, endorser or guarantor, whether arising under this Assignment, the Indenture, the Notes or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the or the Indenture or after the commencement of any case with respect to Assignor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Assignee or the Noteholders (all of the foregoing being collectively referred to herein as the “Obligations”).

3.	NO ASSUMPTION OF DUTIES

This Assignment is executed only as security for the Obligations and, therefore, the execution and delivery of this Assignment shall not subject Assignee or the Noteholders to, or transfer or pass to Assignee or the Noteholders or in any way affect or modify, the liability of Assignor under the Acquisition Agreements. In no event shall the acceptance of this Assignment by Assignee or the exercise by Assignee of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation of Assignor to any of the other parties to the Acquisition Agreements or any other persons.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Assignor hereby represents, warrants and covenants with and to Assignee the following (all of such representations, warranties and covenants being continuing as long as any of the Obligations are outstanding):

(a) Each of the Acquisition Agreements is and shall be a legal, valid and binding obligation of Assignor.

(b) No default or event of default under or with respect to the Acquisition Agreements exists or has occurred.

(c) Assignor has obtained or will obtain all consents required for the valid and binding assignment of the Acquisition Agreements.

(d) Assignor shall promptly and faithfully abide by, perform and discharge in all material respects the obligations, covenants, conditions and duties which the Acquisition Agreements provide are to be performed by Assignor.

(e) Each of the Acquisition Agreements is in full force and effect and, without the prior written consent of Assignee, Assignor will not amend, supplement or otherwise modify or terminate any of the terms or provisions of any of the Acquisition Agreements, provided, that, unless and until an Event of Default exists or has occurred and is continuing, Assignor may, after prior written notice to Assignee, amend, supplement or otherwise modify or terminate any of the terms or provisions of the Acquisition Agreements so long as either (i) such amendment, supplement, modification or termination does not waive, release or materially limit any rights or claims of Assignor or increase the obligations of Assignor or make any terms thereof more restrictive or burdensome to Assignor or in any manner adversely affect Assignee or any rights of Assignee as determined in good faith by Assignee and confirmed by Assignee to Assignor in writing or (ii) Assignee has consented in writing to such amendment, supplement, modification or termination.

(f) At Assignor’s sole cost and expense, Assignor shall appear in and defend any action or proceedings affecting Assignee and arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties, agreements or liabilities of Assignor under the Acquisition Agreements.

(g) Assignor shall: (i) promptly notify Assignee of each and every dispute with, proceeding or claim against, cause of action or litigation involving any person for which Assignor has or may have any right to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Acquisition Agreements, (ii) diligently enforce all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Acquisition Agreements and (iii) not take or permit, any action that adversely affects, in the good faith judgment of Assignee, the Obligations or the Collateral.

(h) Assignor shall promptly deliver or cause to be delivered a copy of every written notice or communication received by Assignor pursuant to any of the Acquisition Agreements to Assignee in the manner and at the place provided for notices contained herein.

(i) Upon the occurrence and continuance of an Event of Default, the Assignor shall not, without the prior written consent of Assignee, waive, release or discharge any of its rights or any of the obligations, duties or liabilities of any other party to the Acquisition Agreements, or compromise or settle any right or any claim or dispute with respect to any of its rights or any of the obligations, duties or liabilities of any other party to the Acquisition Agreements. No such waiver, release, discharge, compromise or settlement shall be effective without the prior written consent of Assignee.

5.	EVENTS OF DEFAULT

All Obligations shall become immediately due and payable, without notice or demand, at the option of Assignee, upon the occurrence of any Event of Default, as such term is defined in the Indenture (an “Event of Default” hereunder).

6.	RIGHTS AND REMEDIES

(a) At any time an Event of Default exists or has occurred and is continuing, Assignee shall have all rights and remedies under this Assignment, the Uniform Commercial Code and other applicable law, and shall have the absolute right, but not the obligation, to enforce, in its name, any and all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Acquisition Agreements, or otherwise and apply the proceeds thereof to the Obligations in such order or manner as Assignee shall determine.

(b) In order to effectuate the foregoing, Assignor, for itself and its respective successors and assigns, hereby constitutes and appoints Assignee and each officer and employee thereof as its attorney-in-fact with power to assert claims and commence and prosecute suit against any Person or to settle or compromise any such claim or suit relating to any such right, claim, relief or remedy, and to sign and file any and all papers required in connection therewith and to take any and all other action which is necessary or appropriate. Assignor hereby ratifies and approves all acts which Assignee or any officer or employee thereof as attorney may do and this power of attorney, being coupled with an interest, is irrevocable as long as any of the Obligations remain outstanding.

(c) No failure to exercise, and no delay in exercising on the part of Assignee any right, power or privilege under this Assignment, the Indenture, any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of Assignee under this Assignment, the other Financing Agreements or applicable law, are cumulative and not exclusive and all such rights and remedies may be exercised alternatively, successively or concurrently.

7.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Assignment and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Assignor and Assignee irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District for the Southern District of New York, whichever Assignee may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Assignment, any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Assignor and Assignee in respect of this Assignment, the other Financing Agreements, or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Assignee shall have the right to bring any action or proceeding against Assignor or its property in the courts of any other jurisdiction which Assignee deems necessary or appropriate in order to realize on any collateral granted to Assignee or to otherwise enforce its rights against Assignor or its property).

(c) Assignor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Assignee’s option, by service upon Assignor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Assignor shall appear in answer to such process, failing which Assignor shall be deemed in default and judgment may be entered by Assignee against Assignor for the amount of the claim and other relief requested.

(d) ASSIGNOR AND ASSIGNEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS ASSIGNMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ASSIGNOR AND ASSIGNEE IN RESPECT TO THIS ASSIGNMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ASSIGNOR AND ASSIGNEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ASSIGNOR OR ASSIGNEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS ASSIGNMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ASSIGNOR AND ASSIGNEE TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

8.	INDEMNIFICATION

The Assignor shall indemnify and hold the Assignee, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Assignor shall pay the maximum portion which it is permitted to pay under applicable law to Assignee in satisfaction of indemnified matters under this Section 8. The foregoing indemnity shall survive the termination of this Agreement and the termination or non renewal of the Indenture.

9.	MISCELLANEOUS

(a) All notices, requests and demands hereunder shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Assignor: Wise Alloys LLC

International Tower Building

857 Elkridge Landing Road, Suite 600

Linthicum, Maryland 21090

Telecopier: (410) 636-0856

Attention: Mr. Dan Mendelson

If to Assignee:

The Bank of New York, as Trustee

Attention: Corporate Trust Administration

101 Barclay Street, Floor 8W

New York, New York 10286

Fax: (212) 815-5707

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Assignor, Assignee or the Noteholders herein shall include their respective successors and assigns. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency instrumentality or political subdivision thereof.

(c) No provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(d) This Assignment shall be binding upon Assignor and its successors and assigns and inure to the benefit of and be enforceable by Assignee and its successors and assigns.

(e) If any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Assignment as a whole but this Assignment shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

(f) All of the rights and remedies granted to the Pledgee and the Noteholders hereunder shall be subject to the terms of the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The provisions hereunder are solely for the benefit of the Pledgee and the Noteholders (each of the foregoing, a “Creditor”) and shall not give any Pledgor, its successors or assigns or any other person any rights vis-à-vis any Creditor.

(g) In addition to those hereunder, the Assignee is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.

(h) (i) Beyond the exercise of reasonable care in the custody thereof, the Assignee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Assignee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Assignee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Assignee in good faith.

(ii) The Assignee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Assignee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Assignors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(iii) The Assignee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

(iv) Each of the Assignors agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfected Collateral, and to deliver promptly a file stamped copy of each such financing statement or other evidence of filing to the Assignee. The Assignee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC.

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IN WITNESS WHEREOF, the parties have caused this instrument to be executed by persons duly authorized, as of the date first above written.

ASSIGNOR:

WISE ALLOYS LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice-President

ASSIGNEE:

The Bank of New York, as Trustee

By:	/s/ GEOVANNI BARRIS
Title:	Vice President